UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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VINEYARD NATIONAL BANCORP
__________________________________________________________________________________________
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VINEYARD NATIONAL BANCORP
1260 Corona Pointe Court
Corona, California 92879

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (“Annual Meeting”) of Vineyard National Bancorp (“the Company”) will be held on Wednesday, May 23, 2007 at 2:00 p.m., local time, at the Goldy S. Lewis Community Center located at 11200 Baseline Road, Rancho Cucamonga, California 91701, to consider and act upon the following matters:

1.	To elect seven (7) persons to the Board of Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To ratify the appointment of the accounting firm of KPMG LLP as independent auditor for the year ending December 31, 2007; and

3.	To transact any other business as may properly come before the meeting and any adjournments there of.

The Board of Directors has fixed March 26, 2007 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

YOUR VOTE IS VERY IMPORTANT, AND WE ENCOURAGE YOU TO VOTE YOUR PROXY AS SOON AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, AS WELL AS BY TELEPHONE OR BY MAILING A PROXY OR VOTING INSTRUCTION CARD. VOTING ON THE INTERNET, BY TELEPHONE OR BY WRITTEN PROXY WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ATTEND IN PERSON. PLEASE REVIEW THE INSTRUCTIONS ON THE PROXY OR VOTING INSTRUCTION CARD REGARDING EACH OF THESE VOTING OPTIONS.

By Order of the Board of Directors

/s/ Richard Hagan
Richard Hagan, Secretary

Corona, California
April 16, 2007

VINEYARD NATIONAL BANCORP

1260 Corona Pointe Court
Corona, California 92879

PROXY STATEMENT

This Proxy Statement is being furnished to holders of common stock, no par value (“Common Stock”), of Vineyard National Bancorp (“the Company”), a California corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (“Board”)to be used in voting at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Wednesday, May 23, 2007 at 2:00 p.m., local time, at the Goldy S. Lewis Community Center located at 11200 Baseline Road, Rancho Cucamonga, California 91701, or at any adjournment thereof.

Mailing

It is anticipated that this Proxy Statement and the accompanying proxy will be mailed on or about April 16, 2007.

Proxy Voting

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Shareholders may vote by (i) using a toll-free telephone number; (ii) using the Internet; or (iii) completing the enclosed proxy card and mailing it in the postage-paid envelope provided. Check the enclosed proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. The telephone and Internet voting procedures are designed to authenticate shareholders by use of a control number and to allow shareholders to confirm that their instructions have been properly recorded. The telephone and Internet voting facilities will close at 5:00 p.m., Pacific Time, on May 22, 2007.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to Secretary, Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, CA 92879); (ii) filing a later dated proxy (using a proxy card or the telephone or Internet voting procedure); or (iii) appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting of shareholders.

Unless revoked, all shares represented by a properly executed proxy which is received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted (i) FOR the election of the nominees for directors set forth herein, (ii) FOR the appointment of KPMG LLP (“KPMG”) as independent auditor for the year ending December 31, 2007 and (iii) upon the transaction of such other business as may properly be presented at the Annual Meeting in accordance with the recommendations of the Board.

Persons Making the Solicitation

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of the Company.

The expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in this solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited through the mail, but officers and regular employees of the Company or its subsidiary, Vineyard Bank, N.A. (the “Bank”), may solicit proxies personally.

The Company may reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock.

Voting

Only shareholders of record at the close of business on March 26, 2007 (the “Voting Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. There were 10,157,504 shares of Common Stock issued and outstanding on the Voting Record Date.

Each holder of Common Stock will be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the books of the Company as of the Voting Record Date on any matter properly submitted to a vote of the shareholders at the Annual Meeting. However, in the election of directors, at a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes, unless the candidates’ names have been placed in nomination before commencement of the voting and a shareholder has given notice at the meeting, before the voting has begun, of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then all shareholders entitled to vote may cumulate their votes for candidates in nomination, and may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.

The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Votes withheld from a director nominee, abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.

The seven (7) candidates receiving the most votes will be elected to the Board of Directors. The affirmative vote of a majority of the total votes present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG as the Company’s independent auditor. Abstentions will have the same affect as a vote against this proposal. Under the rules applicable to broker-dealers, the proposals for the election of directors and ratification of the appointment of KPMG are considered to be routine matters upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Consequently, there will be no “broker non-votes” with respect to these proposals. However, broker non-votes could prevent approval of a proposal where the number of affirmative votes, though a majority of the votes represented and entitled to vote, does not constitute a majority of the required quorum.

The enclosed proxy confers discretionary authority with respect to any other proposals that may be properly brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted by the proxy holders in accordance with the recommendations of the Board.

PROPOSAL 1 - ELECTION OF DIRECTORS

Size of Board of Directors

The Board currently consists of seven members.

Current Nominees

Each of the members of the Board of Directors’ current term is up for re-election and each has been nominated for election at the Annual Meeting to hold office until the later of the next Annual Meeting or the election of their respective successors. The director nominees are Frank S. Alvarez, David A. Buxbaum, Charles L. Keagle, James G. LeSieur, Norman A. Morales, Dr. Robb D. Quincey, and Joel H. Ravitz. Using Rule 4200 of the NASDAQ Marketplace Rules as a guide, the Board, upon the advice of the Nominating Committee, has determined that all of the director nominees other than Mr. Morales, including all of the members of the Audit, Compensation and Nominating Committees, are “independent directors” because (i) they are not executive officers or employees of the Company; and (ii) in the opinion of the Board they are not individuals that have relationships which will interfere with the exercise of independent judgment in carrying out the responsibilities of such directors. The independence of each director is reviewed annually by the Nominating Committee, and final determination of independence is made by the Board.

Mr. Morales is a current Company officer; therefore, the Board has concluded that Mr. Morales is not currently an independent director.

The information provided below is biographical information about each of the nominees. Age and other information in each nominee’s biography are as of January 31, 2007.

Frank S. Alvarez, 72, has served as a Director of the Company since its inception in 1988 and a director of the Bank since its inception in 1981. Mr. Alvarez served as the Chairman of the Board from January 2000 thru December 2006. Mr. Alvarez is a retired certified public accountant, formerly with the accounting firm of Bowen McBeth, Inc. Mr. Alvarez also serves on the Board of Directors of Casa Colina Rehabilitation Hospital in Pomona, California.

David A. Buxbaum, 62, has served as a Director of the Company since 2004. Mr. Buxbaum is one of the three founders of the Bank in the early 1980’s. Mr. Buxbaum is an attorney at the law firm of Buxbaum and Chakmak, which he co-founded in 1970. Mr. Buxbaum has served on the City of Claremont Commission for 13 years, including chairman of the Planning Commission and as a member of the Architecture Commission. Mr. Buxbaum has also served as a member of the Board of Trustees of the Gould Foundation at Claremont McKenna College for almost 20 years.  Mr. Buxbaum is a licensed California Real Estate Broker.

Charles L. Keagle, 67, has served as a Director of the Company since 1998. Mr. Keagle is the founding owner, Chairman and Chief Executive Officer of The C & C Organization, which operates restaurants in Southern California known as The Cask ‘n Cleaver and The Sycamore Inn. Mr. Keagle is a founding organizer and director of the Bank. In addition to his community service involvement, Mr. Keagle is a member of the Board of Directors of The California Restaurant Association and The Board of Advisors of the Collins School of Hospitality Management at Cal Poly Pomona.

James G. LeSieur, 65, has served as a Director of the Company since 2004 and as Chairman of the Board since January 2007. Mr. LeSieur serves as a member of the board for the Lennar Charitable Housing Foundation and Banker Benefits, a subsidiary of the California Bankers Association. Previously, Mr. LeSieur served as the Director for the Ralph W. Leatherby Center for Entrepreneurship and Business Ethics at Chapman University, and was on the board for the Orange County affiliate of Habitat for Humanity, where he also served two terms as Chairman. Prior to his appointment as a Director of the Company in December 2004, Mr. LeSieur served as the President, Chief Executive Officer and a Director of Sunwest Bank. Prior to Sunwest Bank, Mr. LeSieur served as a management consultant for Arthur Young & Company.

Norman A. Morales, 46, has served as Director, President and Chief Executive Officer of the Company and the Bank since 2000. Mr. Morales previously served as Executive Vice President/Chief Operating Officer and Chief Credit Officer of Cedars Bank in Los Angeles, California, from February 1999 through September 2000. Mr. Morales’ prior executive experience includes serving as Executive Vice President and Chief Financial Officer for Hawthorne Savings, F.S.B. in El Segundo, California, from January 1995 through January 1999. Mr. Morales served as Executive Vice President/Chief Financial Officer and Chief Administrative Officer of Southern California Bank in La Mirada, California, from July 1987 through January 1995.

Dr. Robb D. Quincey, 45, has served as a Director of the Company since October 2006. Dr. Quincey has more than 20 years of management experience in the business and public sector. Currently, Dr. Quincey serves as City Manager for the city of Upland, California. Prior to his service to the city of Upland, Dr. Quincey served the city of Hesperia, California, as city manager for 5 years. Dr. Quincey also served as Chief Executive Officer for the Inland Empire Utilities Agency, becoming a local advocate for development opportunities in California. Dr. Quincey has served as the president of the board for the Monte Vista Water District for more than 13 years. Dr. Quincey received his Doctorate in public administration with an emphasis in economics and organization development from the University of La Verne in 1987. Dr. Quincey completed post-doctorate education at Harvard University, Stanford University and University of California, Berkeley.

Joel H. Ravitz, 61, has served as a Director of the Company since 1988. Mr. Ravitz is Chairman of the Board and Chief Executive Officer of Quincy Cass Associates, Inc., a Los Angeles-based securities broker dealer and a member of the NASD, as well as QCA Capital Management, Inc., a registered investment advisor. Mr. Ravitz has held these positions for more than ten years. Mr. Ravitz is a past member of the NASD District #2 Committee (2001 thru 2004) and is currently a member of the NASD Consultative Committee and the District #2 Nominating Committee. Mr. Ravitz is a past President and serves as a Director of Therapeutic Living Centers for the Blind, a non-profit corporation, and is a member of Town Hall of California. Mr. Ravitz has been a Bank Director since 1983.

Consideration of Director Nominees

Shareholder Nominees. Pursuant to its charter, the Nominating Committee has adopted a policy governing submissions by shareholders for candidates for possible nomination by the Board as directors. The shareholder recommendations must be submitted in writing to the chairman of the Nominating Committee at c/o Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, CA 92879. Shareholder recommendations must be submitted at least 120 days prior to the anniversary of the mailing of the previous year’s proxy materials for consideration at such Annual Meeting. All nominations submitted for consideration should identify the shareholder making the nomination and set forth the name and qualifications of the nominee. The information that must be contained in the shareholder recommendation is described in more detail in the charter of the Nominating Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Company did not receive any such nominations from shareholders in connection with this Annual Meeting.

The Nominating Committee recommended the seven directors set forth in Proposal 1 for nomination by the full Board. Based on this recommendation, the Board nominated such directors for election at the Annual Meeting. All nominees are currently directors, and each nominee has agreed to be named in this Proxy Statement and to serve if elected. Although the Board knows of no reason why any of the nominees would not be able to serve if elected, if any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by the Company’s Bylaws.

Assuming election of all nominees above, the following is a list of persons who will constitute the Company’s Board following the meeting including their ages, and current committee assignments.

Name	Age	Committees
Frank S. Alvarez	72	Nominating
David A. Buxbaum	62	Compensation (Chair), Nominating
Charles L. Keagle	67	Audit, Compensation, Nominating
James G. LeSieur (Chairman)	65	Audit (Chair)
Norman A. Morales	46	None
Dr. Robb D. Quincey	45	Audit , Nominating
Joel H. Ravitz	61	Audit, Compensation, Nominating (Chair)

Committees and Meetings

The Board maintains the following three standing committees. The members of the various committees are identified in the preceding table.

•
Audit Committee. The primary purpose of the Audit Committee is to; (i) assist the Board in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies and auditing practices; (ii) review the independence of the outside auditors and the objectivity of internal auditors; (iii) review the adequacy and reliability of disclosures to shareholders; and (iv) perform other functions as deemed appropriate. Accordingly, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, who report directly to the Audit Committee. In addition, the Audit Committee is to provide assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. A copy of the Audit Committee Charter is attached as Appendix B to this Proxy Statement. Please also see the Audit Committee Report found under “Proposal 2” in this Proxy Statement.

•
Compensation Committee. The purpose of the Compensation Committee is to; (i) assist the Board in fulfilling its oversight responsibilities related to compensation philosophy, strategies, policies and programs of the Company and its subsidiaries, and (ii) review and approve specific compensation actions dealing with the Chief Executive Officer (“CEO”) and other executive officers who are designated by the Board as being Section 16 officers under the Securities and Exchange Act of 1934 (“Exchange Act”).

Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee. The Compensation Committee consulted with compensation, legal and accounting experts when determining the terms of Mr. Morales’ Amended and Restated Employment Agreement (“Employment Agreement”), which was filed with the Securities and Exchange Commission (“SEC”) on Form 8-K on April 11, 2007. See “Compensation Agreements with Norman A. Morales” on page 20. The Company does not currently engage any consultant related to executive and/or director compensation matters. A copy of the Compensation Committee Charter is attached as Appendix C to this Proxy Statement.

•
Nominating Committee. The Nominating Committee’s purpose is to; (i) assist the Board by identifying individuals qualified to become Board members, (ii) recommend to the Board the director nominees for the next Annual Meeting of shareholders; (iii) recommend to the Board director nominees for each Board committee; and (iv) develop and recommend a set of corporate governance principles applicable to the Company.

The Nominating Committee identifies director candidates through recommendations made by members of the Board, management, shareholders and others, including the potential use of a search firm. At a minimum, a Board nominee should have significant management or leadership experience which is relevant to the Company’s business, as well as personal and professional integrity. Recommendations are developed based on the nominee’s own knowledge and experience in a variety of fields, and research conducted by the Company’s staff at the Nominating Committee’s direction. Any shareholder recommendation should be directed to the Secretary of the Company and should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company within the last three years and a written indication by the recommended candidate of her/his willingness to serve. Shareholder recommendations must also comply with the notice provisions contained in the Company’s Bylaws in order to be considered. In determining whether to nominate a candidate, whether the recommendation was generated internally or by a shareholder, the Nominating Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. The Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination. The duties of the Nominating Committee are set forth in its charter which is attached as Appendix A.

During fiscal year 2006, the Board and the various committees held the following number of meetings: Board, 17; Audit Committee, 16; Compensation Committee, 6; and Nominating Committee, 1. No director attended fewer than 75% of the meetings of the Board (and any committees thereof), which they were required to attend. It is a policy of the Board to encourage directors to attend each annual meeting of shareholders. Such attendance allows for direct interaction between shareholders and members of the Board. All of the then current members of the Board attended the Company’s 2006 annual meeting of shareholders.

The Board has determined that James G. LeSieur qualifies as the “Audit Committee financial expert” under the regulations promulgated by the SEC.

Compensation of Non-Employee Directors

The Company adopted a Non-Qualified Directors’ Deferred Compensation Plan effective January 1, 2001. The Deferred Compensation Plan allows directors to defer their Board fees and the amount provided as reimbursement for monthly health insurance related expenses, which will then provide for retirement benefits to be paid upon retirement, resignation, death, disability or as provided and elected in the directors’ deferral agreement. The Company is under no obligation to make matching contributions to the Deferred Compensation Plan and pays a market interest rate on the deferred monies.

In addition, non-employee Directors of the Company are eligible to participate in the Company’s Amended and Restated 1997 Incentive Stock Option Plan (“1997 Option Plan”). There were no stock options granted to non-employee Directors in fiscal year 2006.

In May of 2005, the shareholders approved the 2005 Restricted Share Plan (the “2005 Plan”). Directors of the Company are eligible to receive grants of restricted shares under the 2005 Plan. In February 2006, the non-employee Directors of the Company were each granted 1,500 restricted shares under the 2005 Plan for services rendered for the fiscal year 2005. In January 2007, the non-employee Directors of the Company were each granted 2,028 restricted shares under the 2005 Plan for services rendered for the fiscal year 2006.

In May of 2006, the shareholders approved the 2006 Incentive Stock Plan (the “2006 Plan”). Under the 2006 Plan, the Company can issue stock options, restricted stock and stock appreciation rights to employees, directors and officers. No awards under the 2006 Plan have been issued to non-employee Directors.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2006 for each non-employee Director of the Company. Information related to Mr. Morales’ compensation is detailed in the “Summary Compensation Table” contained in this Proxy Statement. Mr. Morales does not receive any additional compensation for his services as a Director.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Frank S. Alvarez	$60,000	$6,825	$-	$11,358	$18,480	$96,663
David A. Buxbaum	$48,000	$6,825	$-	$731	$18,480	$74,036
Charles L. Keagle	$48,000	$6,825	$-	$8,799	$18,480	$82,104
James G. LeSieur	$48,000	$6,825	$-	$428	$18,480	$73,733
Dr. Robb D. Quincey(6)	$12,000	$-	$-	$97	$4,500	$16,597
Joel H. Ravitz	$48,000	$6,825	$-	$13,023	$18,480	$86,328
____________________

(1)
For 2006, each of the non-employee Directors received $3,000 monthly for their services as Company Directors and $1,000 monthly for their services as Bank Directors. In addition, the Chairman of the Board for the fiscal year ended December 31, 2006, Mr. Frank Alvarez, was paid an additional $1,000 monthly. Effective January 1, 2007, Mr. James G. LeSieur assumed the role of Chairman of the Board of the Company and the Bank. Of the amounts earned or paid in cash, the following amounts were deferred by each director pursuant to the Company’s Non-Qualified Directors Deferred Compensation Plan, including amounts provided for reimbursement of monthly health insurance related expenses: Frank S. Alvarez deferred $36,000, Joel H. Ravitz deferred $66,000, and Robb D. Quincey deferred $16,500.

(2)
Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R, Share-based Payments (“SFAS No. 123R”). See Note 16 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006. The full grant date fair value of the awards to each director, computed in accordance with SFAS No. 123R, is $22,337.

(3)
No option awards were granted to non-employee Directors in fiscal 2006. At fiscal year-end, the aggregate number of option awards outstanding for each non-employee Director was as follows: Frank S. Alvarez 50,251; Charles L. Keagle 78,200; and Joel H. Ravitz 132,300.

(4)	Represents the above market earnings in fiscal 2006. Above market earnings represent earnings greater than 120% of the applicable federal long-term rate of 4.79%.

(5)
Includes $1,500 per month for health insurance related expenses (which can also be deferred pursuant to the Company’s Non-Qualified Directors Deferred Compensation Plan), and cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2006.

(6)	Dr. Robb D. Quincey was appointed to and began serving on the Board in October 2006.

Compensation Committee Interlocks and Insider Participation

No member of the Board’s Compensation Committee has served as one of the Company’s officers or employees at any time. None of the Company’s executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of the Company’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Board’s Compensation Committee.

Communications with the Board

Shareholders may communicate with the Board by sending a letter to the Company’s Board, c/o Corporate Secretary, Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, CA 92879. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit shareholder correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITOR
General Information

The Audit Committee of the Board has appointed KPMG as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007. The submission of this matter for approval by shareholders is not legally required; however, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not approve the selection of KPMG, the selection of such firm as independent public accountants for the Company may be reconsidered by the Audit Committee.

Independent Auditor

KPMG served as the Company’s independent auditor for the audit of our financial statements for fiscal year 2006 and has been engaged for fiscal year 2007. The Company initially engaged KPMG as its independent auditor in 2006 following notification from the Company’s then independent auditor, Vavrinek, Trine, Day & Company, LLP (“VTD”), that they would not be standing for re-election as the Company’s independent auditor.

Upon the engagement of KPMG as the Company’s independent auditor for 2006, the Company also engaged the services of Haskell & White for the audit of the Company’s qualified defined contribution plan (401(k) Retirement Savings Plan) (“401(k) Plan”) and Employee Stock Ownership Plan (“ESOP”).

Representative(s) of KPMG are expected to attend the Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The reports of KPMG and VTD on the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2006, 2005 and 2004, as reported in the Company’s annual Form 10-K on page 63 and 64, contained no adverse opinion or disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles. As discussed in Note No. 16 to the Company’s consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for share based payments.

The following table presents fees for professional audit services for 2005 and 2006.

	2006	(4)	2005	(5)
Audit fees (1)	$587,775		$277,746
Audit-related fees	36,800		-
Tax fees (2)	53,700		25,000
All other fees (3)	42,830		89,778
Total	$721,105		$392,524

_____________

(1)
Audit fees incurred from KPMG for the year ended December 31, 2006 and from VTD for the year ended December 31, 2005 are in connection with the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s quarterly reports filed with the SEC, Sarbanes-Oxley Act of 2002 assessment fees, statutory audits, consents and review of documents filed with the SEC for the Company and the Bank.  Audit fees incurred from Haskell & White for the year ended December 31, 2006 are in connection with the financial review of the Company’s ESOP and 401(k) Plan.

(2)	Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

(3)	All other fees include loan participation test work and other assessments as necessary.

(4)	In 2006, Audit fees were paid to KPMG, VTD and Haskell & White; Audit-related fees were paid to KPMG; Tax fees were paid to VTD and Deloitte; and all other fees were paid to VTD.

(5)	In 2005, all fees were paid to VTD.

Change in Auditors

On March 23, 2006, VTD, who had served as the Company’s independent auditor, notified the Company's Audit Committee that it declined to stand for reelection as the Company's independent certifying accountant effective immediately.

VTD's reports on the Company's consolidated financial statements as of December 31, 2005 and 2004 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. VTD's reports on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Company’s financial statements for the two fiscal years ended December 31, 2005 and 2004, there were no disagreements between the Company and VTD on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to VTD's satisfaction, would have caused VTD to make reference to the matter in its reports.  During the two most recent fiscal years and through the date hereof, there have been no “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v).

The Company previously provided VTD with a copy of the foregoing disclosure and requested that VTD furnish the Company with a letter, addressed to the Commission, stating whether or not VTD agreed with the statements made herein, and, if not, stating the respects in which it did not agree. VTD indicated in its letter that it agreed with the statements contained herein. A copy of the letter from VTD, dated March 29, 2006, was filed as Exhibit 16.1 to the Form 8-K filed with the SEC on March 29, 2006.

On March 28, 2006, the Audit Committee engaged KPMG as its independent auditors for the fiscal year ending December 31, 2006. During the fiscal years ended December 31, 2005 and 2004 and through March 28, 2006, neither the Company nor anyone on its behalf consulted with KPMG with respect to the Company's consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services, including tax services, performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve any service to be provided by the independent auditor. The Audit Committee annually reviews and pre-approves services that may be provided by the independent auditor.

Audit Committee Report

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

We have discussed with our independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with our auditor their independence.

Based on the reviews and discussions referred to above, we have recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

James G. LeSieur (Chair)
Charles L. Keagle
Dr. Robb D. Quincey
Joel H. Ravitz

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR.

Executive Officers Who Are Not Directors

Set forth below is information with respect to the principal occupations during the last five years for the seven senior executive officers of the Company and the Bank who do not serve as directors of the Company or the Bank.

Michael Cain, age 49, was hired in March 2007 as Executive Vice President and Chief Lending Officer of the Company and the Bank. Mr. Cain has over 25 years of banking experience, having held senior management positions at GE Capital Real Estate, CWCapital and Citibank. Mr. Cain is well versed in portfolio lending, commercial conduit and structured finance. Prior to joining the Bank, Mr. Cain was the Senior Vice President and Western Regional Manager at CWCapital from March 2005 to March 2007. Prior to CWCaptial Mr. Cain was a Region Manager for GE Capital Real Estate from 2000 to 2005.

Gordon Fong, age 40, is Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Fong joined the Bank in June 2002. Prior to joining the Bank, Mr. Fong was the Senior Vice President and Chief Financial Officer of First Coastal Bank in El Segundo, California, from September 1997 to December 2001. Mr. Fong began his career at Deloitte & Touche, LLP. Mr. Fong is also a certified public accountant.

Richard Hagan, age 55, is Executive Vice President and Chief Credit Officer of the Company and the Bank. Mr. Hagan joined the Bank in December 2000 and has served as Chief Credit Officer since February 2001. In August 2002, Mr. Hagan was appointed as Secretary of the Bank and the Company, and in September 2002, Mr. Hagan was appointed as Chief Operating Officer of the Bank. Mr. Hagan previously served as Credit Administrator of Manufacturers Bank in Los Angeles, California, from October 1997 to January 2000. Mr. Hagan served as Senior Credit Administrator of Southern California Bank in La Mirada, California, from March 1993 to October 1997. Mr. Hagan has 25 years of community-based banking experience and has served in various management positions throughout his career.

Donald Pelgrim, age 45, is Executive Vice President and Chief Administrative Officer of the Company and the Bank. Mr. Pelgrim has been with the Bank since October 2004. Before joining the Bank, Mr. Pelgrim worked as an attorney and banker, and brings over twenty years of financial sector experience to the Bank. As Executive Vice President and Chief Administrative Officer, Mr. Pelgrim oversees corporate services, information technology, legal engagements, marketing and sales support, strategic planning and strategic partnering.

Tina Sandoval, age 35, is Senior Vice President and Chief Culture Officer of the Company and the Bank.  Ms. Sandoval joined the Bank in January 2005 and is responsible for overseeing the human resources, education and development and strategic organization areas of the Bank.  Prior to joining the Bank, Ms. Sandoval served as the Human Resources Manager for Business Bank of California in Corona, California, from January 2002 to June 2004.  Previously, Ms. Sandoval served as the Education and Development Manager of Hawthorne Savings, F.S.B. in El Segundo, California from August 1997 to January 2002.  Ms. Sandoval has 15 years of corporate culture and employee development experience.

Jacqueline Calhoun Schaefgen, age 37, is Executive Vice President and Chief Risk Officer of the Company and the Bank. With more than 15 years of banking experience, Ms. Calhoun started her career as a national bank examiner, where she gained exposure to a wide variety of bank systems and practices through assignments in community, regional, and multinational banks. Ms. Calhoun subsequently held the positions of Senior Credit Administrator at Frontier Bank and American International Bank, until the time each institution was sold, and worked as a bank consultant (both independently and for a bank consulting firm) for approximately three years. Prior to joining the Bank, Ms. Calhoun was the Chief Credit Officer of Hawthorne Savings, F.S.B. in El Segundo, California, from August 2001 to January 2004.

J. Chris Walsh, age 48, is Executive Vice President and Chief Banking Officer of the Company and the Bank. Mr. Walsh joined the Bank in October 2006. Mr. Walsh is responsible for overseeing and expanding each of the Bank’s focuses in existing and new markets related to community banking, cash management services, business and commercial banking, operation services, entrepreneur services and community services. Prior to joining the Bank, Mr. Walsh was the Executive Vice President and head of relationship banking at Commercial Capital Bank, a $5 billion institution with over 20 banking offices in California.  Mr. Walsh brings over 25 years of banking experience in southern California.  Starting his career with Security Pacific National Bank, he has held senior management positions with Bank of California, U.S. Trust, California Bank & Trust and was the president of Sunwest Bank.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company believes that the most effective executive compensation program is one that is aligned with achievement of its specific annual, long-term and strategic goals. The Company intends for its compensation program to align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Company evaluates both performance and compensation to ensure that it maintains its ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation. To that end, the Company believes its executive compensation packages should include both cash and equity-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Compensation Committee (the “Committee”) makes all compensation decisions for the named executive officers (“NEO’s”) set forth in the Summary Compensation Table. The CEO consistently reviews the performance of each NEO (other than the CEO, whose performance is reviewed by the Committee). Periodic recommendations based on the CEOs reviews, including recommendations on salary adjustments and annual award amounts, are presented to the Committee. The Committee then exercises its discretion and modifies any recommended adjustments or awards to NEO’s, to align any such adjustment or award with the overall compensation philosophies of the Company.

Setting Executive Compensation

Based on the foregoing objectives, the Company has structured its executive compensation to motivate executives to achieve the business goals set by the Company, and to reward the executives for achieving such goals.

Elements of 2006 Executive Compensation

For the fiscal year ended December 31, 2006, the principal elements of compensation for the NEO’s were:

•	base salary;

•	performance-based incentive compensation including cash (short term) and equity (long term);

•	other equity compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

The Company provides NEO’s and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEO’s are determined by using market assessments and internal evaluations for each executive based on his or her position, experience, anticipated contributions and responsibilities.

As part of its review of base salaries for executives, the Committee primarily considers:

•	market data provided by public proxy information which may be confirmed or reviewed by independent sources;

•	internal review of the executive’s compensation, both individually and relative to other officers;

•	scope of the roles, duties and responsibilities of the executive and the impact these duties have on the Company; and

•	individual performance of the executive.

Salary levels are typically reviewed bi-annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

The Company’s performance-based incentive compensation program is designed to provide cash (short-term) and equity-based (long-term) incentive compensation to:

•	promote high performance and achievement of corporate goals by executive management and key employees;

•	encourage the growth of shareholder value; and

•	allow key employees to participate as an equity shareholder in the long-term growth and profitability of the Company.

The cash portion of the incentive compensation is intended to reward the implementation of shorter-term operating initiatives, which generally produce the current year operating earnings, and the equity portion is intended to reward the creation of long-term shareholder value over a three to four year horizon.

The allocation between cash and equity incentive compensation paid to each NEO depends on the NEO’s role and performance within the Company. For fiscal year 2006, the cash allocation portion of the Company’s performance based incentive compensation was based upon a percentage of Return on Average Common Equity (“ROACE”) and the individual’s base salary. As discussed below, the equity allocation of this compensation is based upon a percentage of the cash portion.

NEO’s are awarded a cash incentive based on the Company’s ROACE for the annual measurement period. Each participant receives a cash award based on a range of 0.25 to 2.0 times the ROACE, multiplied by their respective base salary. The determination of the percentage by which the ROACE is multiplied by is determined by comparing the Company’s final operating results with its operating plan targets, and determining whether the final operating results “generally mostly meet,” “generally meet” or “generally mostly exceed” the Company’s operating plan targets. If the Company “generally mostly meets” its operating plan targets, the ROACE is multiplied by between 0.25 and 0.75, if the Company “generally meets” its operating plan targets, the ROACE is multiplied by between 0.75 and 1.0, and if the Company “generally mostly exceeds” its operating plan targets, the ROACE is multiplied by between 1.0 and 2.0. In addition, the Committee retains the discretion to adjust an executive officer’s incentive compensation amount (cash and equity) to reflect elements of the executive’s performance that may not have been reflected in the ROACE.

For 2006, the Company “generally mostly met” its operating objectives, therefore, it multiplied the ROACE by 0.50.

For the 2006 fiscal year, the cash awards for the NEO’s, collectively, were approximately 0.50 times the ROACE of 17.6%, or 8.8%, of the respective base salaries.

The equity-based component to the annual performance-based incentive compensation was established to align the NEO’s with longer-term franchise and shareholder value creation, and to recognize the achievement of individual qualitative performance objectives.  Equity awards are granted to participating individuals, including NEO’s, based on the cash awards earned through the ROACE calculation identified above. Although the equity payout is based on the cash awards earned by each individual, the plan is discretionary and the Committee retains the discretion to adjust an executive officer’s equity compensation amount to reflect elements of the executive’s performance that may not have been reflected in the ROACE cash payment. For the 2006 fiscal year, the equity awards for the NEO’s, collectively, were approximately three times the cash awards, or approximately 30.0% of the respective base salaries.

Other Equity Compensation

The Company also utilizes equity compensation to:

•	enhance the link between the creation of shareholder value and long-term executive compensation;

•	provide an opportunity for increased equity ownership by executives;

•	maintain competitive levels of total compensation (relating to base compensation as well as incentive compensation); and

•	retain employees.

Under the equity-based programs, the Committee may grant participants shares of the Company’s Common Stock, restricted stock, share units, stock options, stock appreciation rights, and incentive Awards. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. Further, the Committee has the discretion to increase or decrease the amount of any performance based awards. To date, no such adjustments have been deemed necessary. Some of the factors the Committee considers in making such adjustments include: (i) failure to achieve individual designated performance goals; (ii) exceeding individual designated performance goals; (iii) the Company’s financial performance and other performance based factors. In addition, the CEO has discretionary authority to grant restricted shares or share units to certain high-performing executives. Awards of restricted shares or share units generally cliff vest after four years from the date of the grant. Awards of restricted shares or share units to individuals subject to Section 16 of the Exchange Act require the approval of the Committee.

All awards of shares of the Company’s Common Stock under the aforementioned programs are made at the market closing price on the date of grant.

Subject to certain exceptions set forth below, the Company typically issues restricted stock grants to its executive officers once a year following the disclosure of year-end operating results on Form 8-K. These grants are based on each executive officer’s contribution and performance during the previous year as recommended for approval to the Committee by the CEO. Restricted stock grants may also be issued to select new employees as part of their initial compensation package, and such grants are traditionally issued on the date of hire. All restricted stock grants are valued using the fair value of the shares issued at the date of the grant. Typically these restricted stock grants have a four year cliff vesting from date of grant. As of March 26, 2007, the Section 16 reporting officers and non-employee directors owned 106,888 shares of restricted stock granted under the restricted stock programs.

Retirement and Other Benefits

The Company has a Non-Qualified Deferred Compensation Plan for certain key members of management that permits such individuals to defer base salary and cash incentive compensation which is later paid out at the benefit distribution date. This plan provides for payments commencing upon retirement, death, participant termination or plan termination. Participants in this plan always have a fully vested right to benefits attributable to deferrals and Company contributions made under the plan. The Company may make matching contributions of officers’ deferrals up to a maximum of 25% to 100% of the participants’ deferrals, up to a maximum of 10% of the participant’s pre-tax annual base salary. The level of Company match is determined by a participant’s officer title. For all NEO’s the Company’s match is dollar for dollar up to 10% of annual base salary. The Company’s contribution, in the aggregate, for all participants cannot exceed 4% of the total compensation of all Company employees. As this is a non-qualified plan, the participants are not limited to the amount in which they can defer on an individual basis. Additional information with respect to each NEO’s contribution to this Non-Qualified Deferred Compensation Plan and the Company’s matching contribution appears in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” on page 18, and also in the Non-Qualified Deferred Compensation Table on page 27.

In addition, the Company has a 401(k) Plan for all eligible employees. For the fiscal year 2006, employees could contribute between 1% and 100% of their compensation, up to a maximum of $15,000, to this plan. The Company’s contributions to the plan are based upon an amount equal to 50% of each participant’s eligible contribution for the plan year not to exceed 6% of the employee’s compensation. The Company’s matching contributions vest immediately. Additional information with respect to each NEO’s contribution to the 401(k) Plan, and the Company’s matching contribution thereto appears in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” on page 18.

The Company covers the costs of all health benefits provided to NEO’s while such persons are employed by the Company or the Bank. The health benefits generally include medical, dental and vision benefits. Additional information with respect to the cost of benefits provided to the NEO’s appears in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” on page 18.

The Company also has an ESOP in which all employees are eligible to participate. Additional information with respect to the Company’s contribution provided to the NEO’s appears in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” on page 18.

Perquisites and Other Personal Benefits

The Company provides perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation objectives of attracting and retaining superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEO’s.

Perquisites provided for NEO’s may include, but are not limited to, the use of Company automobiles, automobile allowances, travel and transportation accommodations, entertainment expenses, participation in the plans and programs described above and the use of administrative assistant services for personal matters.

Attributed costs of the perquisites received by NEO’s for the fiscal year 2006 are included in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” on page 18.

Accounting and Tax Considerations - Equity-Based Compensation

The Company’s stock grant policies have been impacted by the implementation of SFAS No. 123R and SEC Staff Accounting Bulletin No. 107 “Share-Based Payment” (“SAB No. 107”), requiring the measurement and recognition of all equity-based compensation under the fair value method. Prior to January 1, 2006 the Company accounted for equity-based awards under Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB No. 25”), which resulted in compensation expense recorded only for restricted share awards. Because the Company adopted SFAS No. 123R using the modified prospective transition method, prior period results are not restated and do not reflect the recognition of equity-based compensation.

See Note 15 and Note 16 of the Company’s Annual Report on Form 10-K for further discussion on Equity-Based Compensation (“Share-Based Payments”).

Administration of the Company’s Compensation Program

The Company monitors its compensation program through the Committee. The Committee ensures that the total compensation paid to the Company’s NEO’s is appropriate given the Company’s compensation goals and philosophies, as well as the skill sets and abilities of each individual recipient. The Company, through the Committee, endeavors to ensure that NEOs’ compensation and benefits are appropriate as compared to similar executive officers within the banking industry.

The Committee’s responsibilities are discussed in detail in its charter. Among other duties, the Committee has the responsibility to:

•
establish the base salary, incentive compensation and any other compensation for the Company’s CEO and; review and approve the base salary, incentive compensation and other compensation for the other executive officers in consultation with the Company’s CEO;

•	monitor the Company’s management incentive and equity-based compensation plans, retirement and benefit plans and discharge the duties imposed on the Committee by the terms of those plans; and

•	perform other functions or duties deemed appropriate by the Board.

Compensation decisions for the executive management team, which includes the Company’s executive officers, and the non-employee Directors, are made by the Committee.

Upon request of the Committee, the Chairman of the Board, by the CEO, the Chief Culture Officer and the Director of Human Resources may also attend Committee meetings. The Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board. The Company’s Human Resources department supports the Committee in its duties and, along with the CEO, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. A copy of the Committee Charter is attached as Appendix C to this Proxy Statement.

Summary Compensation Table

The following table includes information concerning compensation for the one year period ended December 31, 2006 for the NEO’s. The compensation for the NEO’s is paid by the Bank, except that a portion of Mr. Morales’s incentive compensation is paid by the Company. None of the other NEO’s receive separate compensation from the Company; however the Company reimburses the Bank for a portion of the NEO’s compensation based upon estimated time spent on Company-related matters.

								Non-Equity
								Incentive Plan	All Other
Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards	(2)	Option Awards	(3)	Compensation (4)	Compensation		Total

Norman A. Morales	2006	$468,269	$-	$-		$13,898		$285,000	$148,760	(5)	$915,927
President and Chief
Executive Officer

Gordon Fong	2006	$210,000	$-	$165,243		$-		$20,000	$51,593	(6)	$446,836
Executive Vice President
and Chief Financial Officer

Richard Hagan	2006	$220,000	$-	$117,886		$-		$20,000	$65,122	(7)	$423,008
Executive Vice President and
Chief Credit Officer

Donald Pelgrim	2006	$167,500	$-	$50,596		$-		$20,000	$33,826	(8)	$271,922
Executive Vice President and Chief
Administrative Officer

Jacqueline Calhoun Schaefgen	2006	$175,000	$-	$34,772		$-		$20,000	$39,629	(9)	$269,401
Executive Vice President and
Chief Risk Officer
_____________

(1)
Reflects the amounts actually earned by the NEO’s during the fiscal year, which may not necessarily reflect the annual base salary for such NEO for the fiscal year due to increases to base pay during the year. In connection with Mr. Pelgrim’s promotion to Executive Vice President in November 2006, his annual base salary was increased to $225,000.

(2)
Amounts represent 2006 expense recognized for all equity awards as calculated in accordance with SFAS No. 123R. See Note 16 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006.

(3)

This amount reflects a stock option award granted on October 30, 2006 pursuant to Mr. Morales’ Employment Agreement. The stock options have an exercise price of $22.11(which is equal to the closing price of the Company’s Common Stock on the date of grant), vest three years from date of grant and expire four years from date of grant. The dollar amount recognized for this award was calculated in accordance with SFAS No. 123R. See Note 16 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(4)	These amounts represent non-equity incentive cash awards earned in 2006 and paid in 2007 in accordance with the Company’s performance-based incentive compensation program.
(5)

Includes: (i) automobile and gasoline allowance in the amount of $28,877; (ii) health benefits paid by the Company in the amount of $15,903; and (iii) perquisites consisting of Company paid disability insurance premium of $4,792, transportation and travel expense (including spouse travel) of $30,058, personal entertainment expense of $6,065, director annual commitment for membership on business council of $22,917, and three club membership dues totaling $40,148.

(6)

Includes: (i) automobile and gasoline allowance in the amount of $11,759; (ii) $7,724 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2006; (iii) health benefits paid by the Company in the amount of $4,610; (iv) $7,500 allocated to Mr. Fong pursuant to the Company’s 401(k) Plan; and (v) $20,000 allocated to Mr. Fong pursuant to the Company’s Non-Qualified Deferred Compensation Plan.

(7)

Includes: (i) automobile and gasoline allowance in the amount of $18,567; (ii) $5,234 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2006; (iii) health benefits paid by the Company in the amount of $11,789; (iv) $7,532 allocated to Mr. Hagan pursuant to the Company’s 401(k) Plan; and (v) $22,000 allocated to Mr. Hagan pursuant to the Company’s Non-Qualified Deferred Compensation Plan.

(8)

Includes: (i) automobile allowance in the amount of $8,050; (ii) $2,400 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2006; (iii) health benefits paid by the Company in the amount of $7,443; (iv) $5,166 allocated to Mr. Pelgrim pursuant to the Company’s 401(k) Plan, and (v) $10,767 allocated to Mr. Pelgrim pursuant to the Company’s Non-Qualified Deferred Compensation Plan.

(9)

Includes: (i) $1,669 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2006; (ii) health benefits paid by the Company in the amount of $15,614; (iii) $5,519 allocated to Ms. Calhoun Schaefgen pursuant to the Company’s 401(k) Plan, and (iv) $16,827 allocated to Ms. Calhoun Schaefgen pursuant to the Company’s Non-Qualified Deferred Compensation Plan.

Compensation Agreements with Norman A. Morales

On April 9, 2007 the Board approved an Amended and Restated Employment Agreement for Mr. Morales (referred to as the "Employment Agreement"), which amends and supersedes Mr. Morales’ prior employment agreement dated October 1, 2003, as amended on September 29, 2006, each among the Bank, the Company and Mr. Morales. The Employment Agreement has an effective date of October 2, 2006.

This Employment Agreement has an initial four year term which commenced on January 1, 2006. The term of the Employment Agreement is automatically extended for an additional year at the end of each year unless the Board elects not to renew the term by giving written notice to Mr. Morales by September 1 of the year in which it decides not to renew the contract. Under the terms of the Employment Agreement, Mr. Morales is paid an annual salary of $475,000. The Employment Agreement also provides for the payment of an incentive bonus, which is discussed in the “Grants of Plan-Based Awards Table” on page 25. At any time during the term of Mr. Morales’ Employment Agreement, the Board may terminate his employment with or without cause. If the termination is without cause, then Mr. Morales is entitled to severance pay equal to two years salary, twice the bonus earned for the immediately preceding twelve calendar months before termination, and, if permitted under the applicable stock option agreement, any outstanding unvested options would immediately vest and be exercisable. If the termination is “for cause,” then Mr. Morales is not entitled to receive any payment under his Employment Agreement beyond the date of his termination. In the event that Mr. Morales is terminated or there is a material decrease in his responsibilities, duties or title at any time during the twelve month period following a Change in Control, the severance amount to be paid shall be a lump sum cash severance payment equal to two times Morales’ base salary for the immediately preceding 12 month period plus two times his bonus earned for the 12 month period immediately preceding the Change in Control, and any stock options, shares of restricted stock or other equity awards granted to Mr. Morales would immediately become vested and exercisable. In addition, the Company will continue to pay for Mr. Morales’ life, health, and accident and disability coverage for a period of twenty-four months.

For purposes of this Employment Agreement, a “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Information regarding applicable payments due upon a Change in Control under Mr. Morales’ Employment Agreement is provided in the table under the heading “Potential Payments Made Upon a Change of Control” on page 28.

By separate agreement approved by the Board on December 21, 2005, Mr. Morales and the Bank agreed to jointly contribute toward the purchase of an equity membership interest in a country club for a total cost of $240,000. Under the terms of the agreement, each of Mr. Morales and the Bank contributed $120,000 for the purchase of the country club membership, and each of Mr. Morales and the Bank holds a fifty percent share of the equity membership interest. In the event Mr. Morales’ employment is terminated for any reason, voluntarily or involuntarily, Mr. Morales has the right to purchase the Bank’s fifty percent share of the equity membership interest for $120,000. As of December 31, 2006, the cost of a new equity membership interest at the country club was $275,000. Assuming Mr. Morales’ employment was terminated and he acquired the Bank’s interest in the country club membership Mr. Morales would receive a benefit of approximately $17,500.

Stock Based Plans

As of December 31, 2006, there were options to acquire 320,077 shares of Common Stock outstanding under the 1997 Option Plan, all of which are exercisable. Options granted expire on such date as defined in each option agreement, but no later than the tenth anniversary date on which the option was granted. The 1997 Option Plan itself will terminate on November 12, 2007, at which time any shares remaining in the 1997 Option Plan that had not previously been granted will go back to the Company.

In June 2002 and February 2003, the Board adopted the 2002 Plan and the 2003 Plan, respectively. The 2002 Plan and the 2003 Plan provide for the grant of restricted shares of Common Stock to certain officers and employees of the Company. The 2002 Plan and the 2003 Plan authorized the grant of up to an aggregate of 107,625 shares of Common Stock. Approximately 89,500 shares of Common Stock have been granted under the 2002 Plan and the 2003 Plans. In May 2003, the 2004 Plan was adopted by the shareholders. The 2004 Plan authorized the grant of up to an aggregate of 210,000 shares of Common Stock of which only 52,500 shares may be granted in any calendar year. Approximately 130,000 shares of Common Stock have been granted under the 2004 Plan. In May 2005, the shareholders approved the 2005 Plan. The 2005 Plan authorized the grant of up to an aggregate of 250,000 shares of Common Stock; approximately 40,000 shares of Common Stock have been granted under the 2005 Plan.

The terms and conditions of the 2002 Plan, 2003 Plan, 2004 Plan and 2005 Plan (collectively, the “Plans”) are substantially similar. The Plans are administered by the Board, or a committee of the Board. The granting of restricted shares gives the recipient the right to receive a specified number of shares of Common Stock; in addition the recipient has the right to receive any cash or stock dividends paid in respect of unvested restricted shares. The Board may impose terms and conditions on restricted share grants made to any participant. The restricted shares become unrestricted and vested in accordance with the vesting schedule established by the Board in connection with the grant. If a Change of Control of the Company occurs, then all restrictions applicable to an employee’s restricted shares will be deemed lapsed and satisfied and the employee will become fully vested.

In May 2006, the shareholders approved the 2006 Plan. The 2006 Plan authorized 1.0 million shares to be granted as share-based awards (“Awards”) including stock options, restricted stock and stock appreciation rights. Each recipient has the right to receive any cash or stock dividends paid in respect of unvested restricted shares. As of December 31, 2006, the Company had granted 50,000 stock options under the 2006 Plan to Mr. Morales, all of which are unvested and unexercised.

Under the 2006 Plan, the Board, or a committee of the Board (the “Administrator”), will determine, among other things, which officers, employees and non-employee directors will be granted Awards, whether the awards will be stock options, restricted stock or stock appreciation rights, the number of shares subject to each Award, whether such Awards may be exercised by delivering other shares of Common Stock and when such Awards become exercisable. Only the Compensation Committee of the Board, however, has the authority to grant incentive Awards intended to qualify as performance based compensation with the meaning of Section 162(m) of the Internal Revenue Code. The per share exercise price of both an incentive stock and a non-qualified option will be no less than the fair market value of a share of Common Stock on the date the option is granted. Awards granted to participants will become vested and exercisable at the rate as may be specified by the Administrator.

Employees and officers are eligible to receive grants of restricted shares under the 2002, 2003 and 2004 Plans. Employees, officers, non-employee directors and directors are eligible to receive grants of restricted shares under the 2005 Plan and share based Awards under the 2006 Plan.

Grants of Plan-Based Awards Table

								All Other	All Other		Grant Date
								Stock Awards:	Option Awards:	Exercise or	Fair Value
	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			Number of Shares of Stock or	Number of Securities Underlying	Base Price of Option	of Stock and Option
Name	Date	Threshold	Target	Max	Threshold	Target	Max	Units (3)	Options	Awards	Awards(4)
Norman A. Morales(1)	10/30/2006	-		-	-	-	-	-	50,000	$22.11	$250,173
	3/7/2007	$0.00	$570,000	$570,000	-	-	-	-	-	-	-

Gordon Fong(2)	2/13/2006	-	-	-	-	1,500	-	-	-	-	$45,510
	2/13/2006	-	-	-	-	4,500	-	-	-	-	$136,542
	3/7/2007	$11,000	$88,000	$88,000	-	--	-	-	-	-	-

Richard Hagan (2)	2/13/2006	-	-	-	-	1,500	-	-	-	-	$45,510
	2/13/2006	-	-	-	-	4,500	-	-	-	-	$136,542
	3/7/2007	$11,250	$90,000	$90,000	-	--	-	-	-	-	-

Donald Pelgrim(2)	11/1/2006	-	-	-	-	-	-	10,000	-	-	$336,438
	3/7/2007	$11,250	$90,000	$90,000	-	-	-	-	-	-	-

Jacqueline Calhoun Schaefgen(2)	2/13/2006	-	-	-	-	1,191	-	-	-	-	$17,736
	2/13/2006	-	-	-	-	1,000	-	-	-	-	$14,891
	3/7/2007	8,750	$70,000	$70,000	-	-	-	-	-	-	-
_____________

(1) Pursuant to Mr. Morales' Employment Agreement, Mr. Morales is entitled to receive an incentive bonus based on the Company's financial performance. The amounts payable under the incentive compensation plan for calendar year 2006 were determined by a formula based on the Company's ROACE. For calendar years 2007, 2008 and 2009, the amounts payable under the incentive compensation plan are determined by a formula based on both the Company’s ROACE and the Company’s fully diluted earnings per share (“EPS”) growth. This incentive payout can range between zero and 120% of Mr. Morales' base salary, with a maximum payout of $570,000. As disclosed in the “Summary Compensation Table”, Mr. Morales received a non-equity incentive award of $285,000 based on the Company's ROACE of approximately 17.6 % for fiscal year 2006. In addition, under the terms of the Employment Agreement Mr. Morales is entitled to receive stock option awards. A stock option to acquire 50,000 shares of Common Stock was granted on October 30, 2006. The stock options have an exercise price of $22.11(which is equal to the closing price of the Company’s Common Stock on the date of grant), vest three years from date of grant and expire four years from date of grant. The dollar amount recognized for this award was calculated in accordance with SFAS No. 123R. See Note 16 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(2) For fiscal year ended December 31, 2006, the cash portion of the Company’s performance-based incentive compensation was based upon a percentage of the Company’s ROACE. Each participant in the performance-based incentive compensation plan is eligible to receive a non-equity cash award based on a range of 0.25 to 2.0 times the ROACE, multiplied by his or her base salary.

The percentage by which the ROACE is multiplied by is determined by comparing the Company’s final operating results with its operating plan targets, and determining whether the final operating results “generally mostly meet,” “generally meet” or “generally mostly exceed” the Company’s operating plan targets. In 2006, the Company “generally mostly met” its operating plan targets, which resulted in the ROACE (approximately 17.6%) being multiplied by 0.50. Accordingly, each respective base salary for these NEO’s was multiplied by approximately 9.0% to determine their cash awards. “Generally meeting” operating plan targets would have resulted in multiplying the ROACE by between 0.75 and 1.0, and “generally mostly exceeding” operating plan targets would have resulted in multiplying the ROACE by between 1.0 and 2.0. After this final amount is determined, the Compensation Committee retains the discretion to adjust an NEO’s incentive compensation amount to reflect elements of the executive’s performance that may not have been reflected in the ROACE. As disclosed in the “Summary Compensation Table”, each NEO (other than Mr. Morales) received a non-equity cash award of $20,000 for fiscal 2006.

(3) These stock awards were granted pursuant to the Company’s Restricted Share Plans as follows: (i) Mr. Fong was granted 6,000 shares of restricted Common Stock pursuant to the Company’s Restricted Share Plans as equity incentive awards granted in 2006; (ii) Mr. Hagan was granted 6,000 shares of restricted Common Stock pursuant to the Company’s Restricted Share Plans as equity incentive awards granted in 2006; (iii) Ms. Calhoun was granted 2,191 shares of restricted Common Stock pursuant to the Company’s Restricted Share Plans as equity incentive awards granted in 2006; and (iv) Mr. Pelgrim was granted 10,000 shares of restricted Common Stock related to his promotion to an executive officer, pursuant to the Company’s Restricted Share Plans as equity stock awards granted in 2006. The granting of restricted shares gives the recipient the right to receive any cash or stock dividends paid in respect of unvested restricted shares and the right to vote such shares.

(4) The grant date dollar value recognized for these awards was calculated in accordance with SFAS No. 123R. See Note 16 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006.

Outstanding Equity Awards Value at December 31, 2006 Table

The following table includes certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to the NEO’s at fiscal year ended December 31, 2006. The number of options and stock awards held at December 31, 2006 include options granted under the Company’s 1997 Option Plan and stock awards granted under the Plans and the 2006 Plan.

	Option Awards							Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
					Equity						Plan	Market
					Incentive						Awards:	or Payout
					Plan						Number of	Value of
			Number of		Awards:				Market		Unearned	Unearned
	Number of		Securities		Number of			Number	Value of		Shares,	Shares,
	Securities		Underlying		Securities			of Shares	Shares or		Units or	Units or
	Underlying		Unexercised		Underlying			or Units of	Units of		Other	Other
	Unexercised		Options		Unexercised	Option	Option	Stock That	Stock That		Rights	Rights
Name	Options Exercisable	(1)	Unexercisable	(2)	Unearned Options	Exercise Price	Expiration Date	Have Not Vested	Have Not Vested	(3)	That Have Not Vested	That Have Not Vested(3)
Norman A. Morales	-		50,000		-	$22.11	10/30/2010	-	-		-	-

Gordon Fong (4)	-		-		-	-	-	7,100	$163,442		11,525	$265,306

Richard Hagan(5)	22,050		-		-	$1.81	12/23/2010	-	-		13,600	$313,072
	11,025		-		-	$4.08	6/26/2012	-	-		-	-
	5,250		-		-	$7.62	2/26/2013	-	-		-	-
	21,000		-		-	$13.33	8/27/2013	-	-		-	-

Donald Pelgrim(6)	-		-		-	-	-	15,000	$345,300		-	-

Jacqueline Calhoun Schaefgen (7)	-		-		-	-	-	3,025	$69,636		2,191	$50,437
___________________

(1)	All these options are exercisable as of December 31, 2006.
(2)	All of these options vest on the third anniversary from date of grant, October 30, 2006.
(3)	Market value based on closing price of the Company’s Common Stock at December 29, 2006, multiplied by the number of shares granted.
(4)
Shares of restricted stock vest as follows: 2,100 shares vest on September 11, 2007; 5,000 shares vest on July 1, 2009; Shares of equity incentive restricted stock vest as follows: 2,500 shares vest on January 20, 2008; 3,025 shares vest on February 7, 2009; 2,250 shares vested on February 13, 2007; 2,250 shares vest on February 13, 2008; and 1,500 shares vest on February 13, 2010.

(5)
Shares of equity incentive restricted stock vest as follows: 2,100 shares vested on February 26, 2007; 2,000 shares vest on January 20, 2008; 3,500 shares vest on February 7, 2009; 2,250 shares vested on February 13, 2007; 2,250 shares vest on February 13, 2008; and 1,500 shares vest on February 13, 2010.

(6)	Shares of restricted stock vest as follows: 5,000 shares vest on October 18, 2008; and 10,000 shares vest on November 1, 2010.
(7)

Shares of restricted stock vest as follows: 2,100 shares vest on April 19, 2008 and Shares of equity incentive restricted stock vest as follows: 925 shares vest on February 7, 2009; 500 shares vested on February 13, 2007; 500 shares vest on February 13, 2008; and 1,191 shares vested on February 13, 2007.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the shares acquired upon exercise or vesting by the NEO’s during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name and Principal Position	on Exercise	on Exercise	on Vesting	on Vesting
Gordon Fong (1)	--	--	5,512	$135,044

Richard Hagan (2)	--	--	5,512	$148,273
____________________

(1)	Value realized based on closing price of $24.50 on October 2, 2006, the first business day following vesting date of October 1, 2006.
(2)
Value realized based on closing price of $26.90 on last business trading day prior to July 1, 2006. The number of shares vested reflects the gross amount of shares acquired, without netting any shares surrendered to pay taxes.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans by type as of December 31, 2006.

	Number of securities to be issued		Weighted	Number of securities available for future issuance under equity compensation plans
Plan Category	upon exercise of outstanding options (1)		Average Exercise Price	(excluding those reflected in column (a)) (1)
	(a)		(b)	(c)
Approved by shareholders	540,433	(2)	$13.15	1,244,777	(3)
Not approved by shareholders (4)	43,305		14.84	18,129
Total	583,738		$13.27	1,262,906
_____________

(1)	Number of shares have been adjusted to reflect the 5% stock dividends paid in January 2003 and January 2004 and the two-for-one stock split in August 2004.
(2)
Represents 320,077 exercisable shares granted pursuant to the Company’s 1997 Option Plan; approximately 130,000 shares granted under the Company’s 2004 Plan; approximately 40,000 shares issued under the Company’s 2005 Plan; and 50,000 shares issued under the Company’s 2006 Plan which have not vested as of December 31, 2006.

(3)
Includes 7,572 shares remaining under the 1997 Option Plan, approximately 80,000 shares remaining under the 2004 Plan, approximately 210,000 shares remaining under the 2005 Plan and 950,000 shares remaining under the 2006 Plan.

(4)	Relates to the Company’s 2002 and 2003 Plans. Approximately 89,500 shares of Common Stock have been granted under the 2002 and 2003 Plans of which approximately 46,200 shares have vested.

Non-Qualified Deferred Compensation

The table below provides information concerning the deferred compensation for each of our NEO’s during the fiscal year ended December 31, 2006.

Upon a distributable event (termination of employment, participants attainment of normal retirement age, death, plan termination) each NEO listed below is entitled to receive as a lump sum or installment payment(s) the aggregate balance in their deferred compensation accounts. If a termination of employment had occurred as of December 31, 2006, in addition to other benefits discussed herein, each NEO would be entitled to receive the amount specified in the Aggregate Balance at Last Fiscal Year End Column of this Table.

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Balance at Last
Name	in Last Fiscal Year	in Last Fiscal Year (1)	Last Fiscal Year (2)	Fiscal Year End (3)
Norman A. Morales	$-	$-	$-	$211,936

Gordon Fong	$20,000	$20,000	$1,352	$71,578

Richard Hagan	$22,000	$22,000	$1,639	$327,593

Donald Pelgrim	$14,356	$10,767	$836	$68,316

Jacqueline Calhoun Schaefgen	$32,380	$16,827	$2,148	$103,654
____________________

(1)
These amounts represent the Company’s contributions for each NEO during fiscal year ended December 31, 2006. The amount set forth in the Registrant Contributions column has been reported in the “Summary Compensation Table”.

(2)	These amounts represent earnings based on each NEO’s investment selection. There are no above-market or preferential earnings under the Company’s non-qualified deferred compensation plan.
(3)	These amounts represent the total plan balance for each NEO as of December 31, 2006.

Potential Payments Made Upon a Change of Control

Change of Control Agreements

The Company has entered into Change of Control Agreements with each of the NEO’s, except for Mr. Morales. Under the terms of the Change of Control Agreement, the NEO will be entitled to receive the certain benefits on the earlier of (A) the 90th day following the Change in Control; or (B) as soon as practicable (but not more than ten days) following the first occurrence on or after the Change in Control of any of the following: (1) the termination of the NEO’s employment by the Bank (without regard to the reason of the termination), (2) the NEO’s duties, title, responsibilities or compensation being meaningfully reduced by the Bank, or (3) the NEO’s being required to perform their duties at a location that is more than 25 miles from their original location. In the event that the NEO has been unreasonably uncooperative, as determined by the CEO in his sole discretion, the NEO will forfeit his or her right to receive any benefit under the Change of Control Agreement. A “Change in Control” includes (1) a merger of the Company with or into another entity or any other corporate reorganization if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of a warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded; or (2) the sale, transfer or other disposition of all or substantially all of the Company’s assets. The benefits to be received by an NEO whose employment is terminated after a Change in Control occurs include: a lump sum payment, in an amount equal to the sum of: (i) the executive’s base salary for a twenty-four-month period; (ii) the average of the two most recent annual incentive bonuses paid to the executive prior to the Change of Control; and (iii) the amount the executive would have to pay for COBRA continuation coverage under the Bank’s group health plans for a 12-month period. In addition, upon a Change in Control, any award to the NEO under any of the Company’s restricted share plans and any stock option granted to the NEO under any of the Company’s stock option plans that has not previously terminated, will fully and immediately vest.

A description of the Change in Control provisions applicable to Mr. Morales are set forth under “Compensation Agreements with Norman A. Morales” on page 20.

If a “Change in Control” had occurred as of December 31, 2006, the Company estimates that the value of the retention benefits under the Change of Control Agreements would have been as follows:

	Lump Sum	Continuation	Lump Sum	Accelerated
Name	Severance Payment (1)	of Insurance Benefit(2)	Incentive Payment (3)	Vesting of Stock Awards (4)
Norman A. Morales (5)	$950,000	$37,618	$570,000	$45,500
Gordon Fong	$440,000	$5,421	$273,120	$428,747
Richard Hagan	$450,000	$12,097	$305,560	$1,273,958
Donald Pelgrim	$450,000	$11,388	$267,885	$345,300
Jacqueline Calhoun Schaefgen	$350,000	$18,809	$138,937	$120,072
____________________

(1)	Payment based on base salary at fiscal year-end 2006.
(2)	Continuation of Insurance Benefits for Mr. Morales is based on twenty-four months, for all other NEO’s it is based on twelve months.
(3)
Severance incentive payments for Mr. Morales are based on the language in his Employment Agreement related to twice the amount of the most recent incentive received. Severance incentive payments for all other NEO’s is based on language in the Change of Control agreements based on the average of the two most recent equity and non-equity incentive payments.

(4)
Accelerated vesting of restricted stock award amounts were determined by calculating the closing price of the Company’s Common Stock on December 29, 2006, and multiplying that by the number of shares for each award at the end of year 2006. Accelerated vesting of stock option amounts were determined by calculating the closing price of the Company’s Common Stock on December 29, 2006 less the option exercise price, and multiplying that by the number of shares for each award at the end of year 2006.

(5)	A description of the Change of Control provisions applicable to Mr. Morales are set forth under “Compensation Agreements with Norman A. Morales” on page 20.

Certain Relationships and Related Transactions

Pursuant to the Company’s Code of Conduct, any transactions between the Company and a Company affiliate, director, employee, an immediate family member of a Company director or employee or business entities in which a Company director or employee or an immediate family member of a Company director employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Audit Committee or other Board related Committee approval shall be reported to the Audit Committee at least annually.

Details related to the policies and procedures with regard to transactions with related persons are included in the Audit Committee Charter, the Compensation Committee Charter and the Company’s Code of Conduct. Each of these documents can be accessed via the Company’s Investor Relations website at www.vnbcstock.com under corporate governance documents.

Certain directors and executive officers of the Company and the Bank, and the companies with which the directors and executive officers are associated, were customers of, and had banking transactions with, the Bank during fiscal year 2006. Such transactions were in the ordinary course of business and the Bank expects to have similar banking transactions in the future. All the loans and commitments included in such transactions were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. All such loans to executive officers and directors were current as of December 31, 2006.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Company’s 2007 Shareholder Meeting Proxy Statement, filed Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”). Based on the reviews and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.

Compensation Committee

David A. Buxbaum (Chair)
Charles L. Keagle
Joel H. Ravitz

OTHER INFORMATION

Beneficial Ownership

The following table sets forth certain information as to the Common Stock beneficially owned as of March 26, 2007 by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and nominees of the Company, (iii) each NEO of the Company listed in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder possesses sole voting and investment power with respect to its, his or her shares. The Director’s qualifying shares are included in their total ownership.

	Number of Shares		Percent of Outstanding
Name	Owned		Shares
Frank S. Alvarez	175,830	(1) (2)	1.72%
David A. Buxbaum	107,215	(3)	1.06%
Charles L. Keagle	329,540	(4)	3.22%
James G. LeSieur	7,812	(5)	*
Norman A. Morales	377,027	(6)	3.71%
Robb D. Quincey	7,064	(7)	*
Joel H. Ravitz	250,060	(8)	2.43%
Gordon Fong	26,881	(2) (9)	*
Richard Hagan	72,002	(2) (10)	*
Donald Pelgrim	19,551	(11)	*
Jacqueline Calhoun Schaefgen	7,691	(12)	*
All directors and executive officers as a group (14)	1,416,540	(13)	13.95%
____________________

*	Indicates ownership of less than 1% of the outstanding shares of the Company’s Common Stock.

(1)
Includes 78,549 shares held by Louis M. Alvarez and Frank S. Alvarez as co-trustees of the Manual Alvarez and Lorenza E. Alvarez Trust, 44,002 shares held jointly with Mr. Alvarez’s spouse, 50,251 shares of Common Stock issuable upon exercise of outstanding stock options, 1,000 shares of restricted Common Stock which vest in two equal annual installments beginning February 2008, and 2,028 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

(2)	Does not include 245,547 unallocated shares of Common Stock held by the ESOP Trust Agreement (“Trust”), which was established pursuant to the ESOP. First Bankers Trust Company is the trustee (“Trustee”) of the Trust. Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP and allocated shares for which timely voting instructions are not received by the Trustee will be voted by the Trustee as directed by a committee appointed by the Board of Directors (“ESOP Committee”). The ESOP Committee is comprised of Messrs. Alvarez, Fong and Hagan and two other employees of the Company. The ESOP Committee may only act by majority vote and no ESOP Committee member may act individually to vote or sell unallocated shares of Common Stock held by the ESOP. Each ESOP Committee member disclaims beneficial ownership with respect to the unallocated shares held by the Trust.

(3)
Includes 1,000 shares of restricted Common Stock which vest in two equal annual installments beginning February 2008, 2,028 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan, 30,816 shares held by Mr. Buxbaum in two trusts, 895 shares held by Mr. Buxbaum in his IRA and 72,476 shares indirectly owned by Mr. Buxbaum in the Buxbaum & Chakmak partnership for which Mr. Buxbaum disclaims beneficial ownership of the securities held by the partnership to the extent of his pecuniary interest therein. Of the 72,476 shares held in the partnership, 32,994 shares are pledged to a financial institution for a line of credit to the partnership.

(4)
Includes 220,676 shares held jointly with Mr. Keagle’s spouse, 22,050 shares held in a trust under Mr. Keagle’s spouse’s name, 2,424 shares held by Mr. Keagle’s spouse in her IRA, 3,162 shares held by Mr. Keagle in his IRA, 78,200 shares of Common Stock issuable upon exercise of outstanding stock options, 1,000 shares of restricted Common Stock which vest in two equal annual installments beginning February 2008, and 2,028 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

(5)
Includes 4,284 shares held by Mr. LeSieur in IRRA, 500 shares held by Mr. LeSieur in the LeSieur family trust, 1,000 shares of restricted Common Stock which vest in two equal annual installments beginning February 2008 and 2,028 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

(6)
Includes 50,000 shares of Common Stock issuable upon exercise of outstanding stock options that will vest and be available for exercise on October 2009, 50,000 shares of Common Stock issuable upon exercise of outstanding stock options that will vest and be available for exercise on March 19, 2010, and 627 shares allocated to Mr. Morales pursuant to the ESOP. Mr. Morales has pledged an aggregate of 276,400 shares of Common Stock in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

(7)	Includes 5,036 shares owned outright by Dr. Quincey and 2,028 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.
(8)
Includes 11,024 shares held by Mr. Ravitz in his IRA, 132,300 shares of Common Stock issuable upon exercise of outstanding stock options, 1,000 shares of restricted Common Stock which vest in two equal annual installments beginning February 2008, and 2,028 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

(9)
Includes 19,375 shares of restricted Common Stock granted pursuant to the Company’s restricted share plans which vest as follows: 2,100 shares vest on September 11, 2007, 5,000 shares vest on July 1, 2009, 2,500 shares vest on January 20, 2008, 3,025 shares vest on February 7, 2009, 2,250 shares vest on February 13, 2008, 1,500 shares vest on February 13, 2010, and 3,000 shares vest on March 7, 2011; and 627 shares allocated pursuant to the ESOP.

(10)
Includes 59,325 shares of Common Stock issuable upon exercise of outstanding stock options; 12,050 shares of restricted Common Stock granted pursuant to the Company’s restricted share plans which vest as follows: 2,000 shares vest on January 20, 2008, 3,500 shares vest on February 7, 2009, 2,250 shares vest on February 13, 2008, 1,500 shares vest on February 13, 2010, and 2,800 shares vest on March 7, 2011; and 627 shares allocated pursuant to the ESOP.

(11)
Includes 19,000 shares of restricted Common Stock granted pursuant to the Company’s restricted share plans which vest as follows: 5,000 shares vest on October 18, 2008, 10,000 shares vest on November 1, 2010, and 4,000 shares vest on March 7, 2010; and 551 shares allocated pursuant to the ESOP.

(12)
Includes 5,525 shares of restricted Common Stock granted pursuant to the Company’s restricted share plans which vest as follows: 2,100 shares vest on April 19, 2008, 925 shares vest on February 7, 2009, 500 shares vest on February 13, 2008, and 2,000 shares vest on March 7, 2011; and 474 shares allocated pursuant to the ESOP.

(13)
Includes 106,888 shares granted pursuant to the Company’s restricted share plans, which may be voted by directors and executive officers, 3,303 shares allocated to executive officers pursuant to the ESOP and 320,077 shares which may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, the Company’s directors and executive officers and persons holding more than ten percent of the outstanding shares are required to report their ownership of shares and changes in such ownership to the SEC and the Company. Based solely on its review of the copies of such reports, the Company believes that, for the year ended December 31, 2006, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent shareholders were complied with on a timely basis, except the following filings were filed late (i) Richard Hagan filed a Form 4 on July 28, 2006 that was due on July 5, 2006 to disclose the disposition of 2,230 shares; and (ii) Joel Ravitz filed a Form 4 on August 9, 2006 that was due on August 8, 2006 to disclose the disposition of 2,500 shares.

Other Matters

The Board knows of no other matters to be presented at the Annual Meeting other than those set forth herein. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Board, and authority to do so is included in the proxy.

Shareholder Proposals

Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy statement under certain circumstances. Shareholder proposals to be considered for inclusion in the Proxy Statement for the Annual Meeting of Shareholders in 2008 must be received by the Company no later than 5:00 p.m., local time, on December 18, 2007. In order to avoid unnecessary expenditures of time and money by shareholders and the Company, shareholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to the Company.

Shareholder proposals to be considered for inclusion in this Proxy Statement for the Annual Meeting must have been received by the Company no later than 5:00 p.m., local time on December 19, 2006. No such shareholder proposals were received.

Shareholders also may submit proposals to be voted on at an annual meeting of shareholders without having the proposals included in the Company’s proxy statement. Rule 14a-4(c) under the Exchange Act governs the Company’s use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in the Company’s proxy solicitation materials. Any such shareholder proposal received after March 4, 2007, will be considered untimely for purposes of Rule 14a-4(c)(1), and the proxies designated by the Company for the Annual Meeting will have discretionary authority to vote with respect to any such proposal. No such shareholder proposals were received.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 accompanies this Proxy Statement. The Annual Report on Form 10-K contains consolidated financial statements of the Company and its subsidiary and the report thereon of KPMG, the Company’s independent auditor for fiscal 2006 and the report of VTD for fiscal years 2005 and 2004. The Annual Report on Form 10-K is not part of these proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 required to be filed under the Exchange Act. Such written request should be directed to Shareholder Relations, Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, CA 92879, e-mail: shareholderinfo@vineyardbank.com.

Vineyard National Bancorp

/s/ Richard Hagan______________________
Richard Hagan, Secretary

Corona, California
April 16, 2007

IMPORTANT

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS URGENTLY REQUESTED THAT YOU PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. THIS WILL SAVE THE COMPANY THE EXPENSE OF FOLLOW-UP NOTICES.

Appendix A

NOMINATING COMMITTEE CHARTER

Date Rev: 03/7/07

I. PURPOSE

The Nominating Committee is appointed by the Board to: (1) assist the Board by identifying individuals qualified to become Board members, (2) recommend to the Board the director nominees for the next annual meeting of shareholders; (3) recommend to the Board director nominees for each Board committee; and (4) develop and recommend a set of corporate governance principles applicable to the Bancorp.

II. COMMITTEE MEMBERSHIP

The Nominating Committee shall be comprised of three or more directors all of whom qualify as independent directors (“Independent Directors”) as defined under applicable rules of the Securities and Exchange Commission and NASDAQ, as amended from time to time. Any attempted appointment to the Nominating Committee of a person who does not qualify as an Independent Director shall be null and void. Any Nominating Committee member who loses the status of an Independent Director shall automatically and without further action cease to be a member of the Nominating Committee as soon as such status is lost.

The members of the Nominating Committee shall be nominated by the Board and elected annually to one-year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of Shareholders1.  Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III. COMMITTEE AUTHORITY AND RESPONSIBILITIES

The specific authority and responsibilities of the Committee shall include, but are not limited to, the following:

1. The Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as appropriate to assist in the performance of its duties.

2. The Nominating Committee shall actively seek individuals qualified to become board members for recommendation to the Board. The Nominating Committee will consider the factors in the attached Appendix I relating to Board Composition and Leadership.

3. The Nominating Committee shall develop and recommend to the Board, a set of corporate governance principles applicable to the Bancorp, and periodically review them (in light of changing conditions and shareholders’ interests) and make recommendations to the Board regarding appropriate modifications.

______________________
1 The Board may designate one or more independent directors as alternate members of the committee to replace any absent member(s) at a committee meeting. The appointment of the alternate member(s) requires a majority vote of the authorized number of directors.

Appendix A

4. The Nominative Committee shall receive communications from shareholders regarding any matters of concern by following the process identified in a set of guidelines approved by this Nominating Committee in the attached Appendix II.

5. The Nominating Committee may form and delegate its authority to subcommittees when appropriate.

6. The Nominating Committee shall make regular reports to the Board and keep written minutes of its meetings, which shall be prepared under the direction of the Chair of the Committee and circulated to each member of the Committee for review and approval and then circulated to the Directors who are not members of the Committee.

7. The Nominating Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating Committee shall annually review its own performance. This Charter is intended to provide a set of flexible guidelines for the effective functioning of the Committee. The Committee may modify or amend this Charter and the authority and responsibilities of the Committee set forth herein at any time.

Appendix A

APPENDIX I - Board Composition and Leadership

A. Composition of Board
A principal goal of the Board is to optimize the availability of independent perspectives and give advice to the Chief Executive Officer and management, to increase the quality of Board oversight and to lessen the possibility of conflicts of interest. Accordingly, the Board should consist predominantly of Independent Directors. The President and Chief Executive Officer of the Bancorp reports directly to the full Board.

B. Size of Board
The Board should be comprised of a sufficient number of directors to enable the Board to properly perform its responsibilities and achieve its governance objectives and goals. The Bancorp’s Bylaws currently provide that the Board will consist of between 5 and 9 members. Currently, the Board consists of 7 members. The Board should be a group small enough to permit substantive discussions of the whole Board in which each director can participate meaningfully and large enough that committee work does not become unduly burdensome. In addition, we seek a broad range of skills, expertise, industry knowledge and contacts useful to the Bancorp’s business.

C. Director Independence
The Nominating Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with all applicable legal requirements and the rules of The Nasdaq Stock Market and the rules and regulations of the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended.

D. Selection of New Directors
The goal of the Nominating Committee is to maintain a strong and experienced Board by continually assessing the Board’s business background, current responsibilities, community involvement, commitment to the Bancorp (including a meaningful ownership of the Bancorp’s voting securities with acquisition investment of at least $100,000), and expected period of time available for service and independence. Other important factors to be considered by the Nominating Committee in the selection of nominees for the position of non-management director include current knowledge and contacts in the Bancorp’s industry and other industries relevant to the Bancorp’s business, ability to work together as an effective group and ability to commit adequate time to serve as a director.

Recommendations must be submitted in writing to the Chair of the Nominating Committee at the Bancorp’s principal executive offices at least 120 days prior to the anniversary of the mailing of the previous year’s proxy materials for consideration at such Annual Meeting. Shareholders shall include in such recommendation (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Bancorp owned by each proposed nominee; (d) the name and residence address of the notifying shareholder(s); (e) the number of shares of voting stock of the Bancorp owned by the notifying shareholder(s) and (f) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the Bancorp’s Board of Directors and will serve as a member of the Bancorp’s Board of Directors if elected. In addition, each recommendation must set forth in detail the reasons why the notifying shareholder(s) believes the proposed nominee meets the criteria set forth in this charter for serving on the Bancorp’s Board of Directors.

The Nominating Committee is responsible for annually reviewing and evaluating with the Board the appropriate skills and characteristics required of Board members in the context of the current composition of the Board and the goals for nominees to the Board, including nominees who are current Board members. The Board is responsible for selecting and recommending nominees for election by the Bancorp’s shareholders and for making interim appointments of Directors in accordance with the Bancorp’s bylaws. The Board delegates the screening process to the Nominating Committee under the direction of the Chair of the Nominating Committee and with direct input from the Chairman of the Board and the Chief Executive Officer. The Chair of the Nominating Committee may authorize the Chief Executive Officer or any other representative of the Board, speaking on behalf of the Board, to extend invitations to join the Board to new Director candidates.

E. Director Education and Orientation
All directors are expected to be knowledgeable about the Bancorp and its industry. This knowledge is gained from attendance at Board meetings, periodic Director training sessions, regular meetings with management of the Bancorp, reading of appropriate industry, corporate governance and directorship literature and attendance at educational seminars. Management may also conduct orientation sessions for new and seasoned directors.

F. Term of Directors
The Board does not favor a formal rotation process or term limits for non-management directors. The Board believes it is important to monitor overall Board performance and to have a process for bringing in new members, to address changing needs of the Bancorp and to bring fresh perspectives to the challenges facing the Bancorp as circumstances warrant. The Board also recognizes the value of having non-management Directors who have demonstrated a commitment to serving the Bancorp. Accordingly, as part of each annual evaluation of the Board’s performance, the Nominating Committee will reassess the right mix of skills, experience, contacts and other qualities for the Board. Then, each year, the Chairman of the Board and the Chair of the Nominating Committee will propose to the Nominating Committee a group of directors who would be nominated for re-election. The Nominating Committee will then recommend to the Board the group to be nominated to the full Board.

G. Age Limits
For the same reasons discussed in Part F. above, the Board does not have an age limit for Directors or a mandatory retirement policy. The Board believes that it should have the flexibility to appoint or retain qualified Board members, regardless of age.

H. Board Compensation
The Compensation Committee is responsible for reviewing and recommending, on an annual basis, the compensation for independent directors. Bancorp management shall report to the Compensation Committee how the Bancorp’s director compensation practices compare with those of other public and peer group corporations. Any change in Board compensation shall be made upon the recommendation of the Compensation Committee, and following discussion and concurrence by the full Board.

Appendix A

APPENDIX II - Communications from Shareholders

Shareholders wishing to contact the Bancorp’s Board of Directors confidentially, including a committee of the Board of Directors, may do so in writing to the following address:

Chairman of the Board
Vineyard National Bancorp
1260 Corona Pointe Court
Corona, CA 92879

All communications sent to the Board of Directors will be communicated with the entire Board unless the Chairman of the Board reasonably believes communication with the entire Board of Directors is not appropriate or necessary.

Written reports or inquiries may be sent directly to the Chairman of the Audit Committee at the corporate address listed above.

Appendix B

AUDIT COMMITTEE CHARTER
Audit Program
Date rev: 03/07/2007                                                                                                                                                                                                                                                                                                                                                                    AP 100.1

The Board of Directors of Vineyard National Bancorp (the "Company") and Vineyard Bank (the “Bank”) has constituted and established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

I.	COMMITTEE COMPOSITION

The Committee shall consist of three or more directors, each of whom is “independent” as such term is defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and regulations promulgated thereunder and under the rules of the NASDAQ National Market (“NASDAQ”).

Each director shall be free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall be able to read and understand financial statements (including the Company's balance sheet, income statement and cash flow statement). At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) such that he or she meets the definition of a “financial expert” as such term is defined in regulations issued by the Securities and Exchange Commission (the “SEC”). The Board of Directors shall appoint one member of the Committee annually to serve as Committee Chair.

These requirements are intended to satisfy the Act and the NASDAQ listing requirements relating to the composition of audit committees, and shall be construed accordingly.

II.	PRINCIPAL FUNCTIONS

A. Matters Pertaining to the Company’s Financial Statements

The Committee shall have access to all records of the Company and all its Subsidiaries and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall perform the following functions:

(1). Understand the accounting policies used by the Company and its Subsidiaries for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2). Review with Management and external auditors (also referred to as independent public accounting firm) the Company's audited financial statements and related footnotes and the "Management's Discussion and Analysis" portion of the annual report on Form 10-K prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company's annual report on Form 10-K, based upon the Committee's review and discussions with its independent public accounting firm.

(3). Review and discuss with Management the Company’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Company’s Form 10-Q for each interim quarter and ensure that the independent public accounting firm also reviews the Company's interim financial statements prior to the Company filing its quarterly report on Form 10-Q with the SEC.

Appendix B

(4). Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5). Meet with the Company's legal counsel to review legal matters as needed that may have a significant impact on the Company or its financial reports.

(6). Ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7). Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements, or which are otherwise financial-oriented. In respect thereto, recommend any changes that appear necessary to conform releases with appropriate professional practice 1.
(8). Review and reassess the adequacy of this Charter annually.

(9). Ensure the proxy statement for each year’s annual meeting of the Company includes a report of the Audit Committee and required disclosures with respect to the Audit Committee Charter and the external auditor’s independence1.

 B. Independent Public Accounting Firm

The Committee shall:

(1). Be directly responsible for the appointment and approval, compensation and oversight of the audit work of an independent public accounting firm employed for the purpose of preparing or issuing an audit report with respect to the Company and its Subsidiaries; such independent public accounting firm shall be duly registered with the Public Accounting Oversight Board following its establishment (all references herein to a registered public accounting firm shall mean an independent public accounting firm prior to the establishment of the Public Accounting Oversight Board and a registered public accounting firm following the establishment of the Public Accounting Oversight Board); and such registered public accounting firm shall be instructed to report directly to the Committee.

(2). Approve in advance any non-audit service permitted by the Act, including tax services, that its registered public accounting firm renders to the Company and its Subsidiaries, unless such prior approval may be waived because of permitted exceptions under the Act.

(3). To the extent required by applicable regulations, disclose in periodic reports filed by the Company and its Subsidiaries approval by the Committee of allowable non-audit services to be performed for the Company and its Subsidiaries by the registered public accounting firm performing the Company’s and its Subsidiaries audit.

__________________

1 This may be delegated to the Financial Expert of the Audit Committee, with subsequent reporting of the item/review to the Audit Committee.

Appendix B

(4). Delegate to one or more members of the Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Committee at its next scheduled meeting for ratification.

(5). Receive a timely report from its registered public accounting firm performing the audit of the Company and its Subsidiaries, which details: (1) all critical accounting policies and practices to be used in the audit; (2) all alternate treatment of financial information within generally accepted accounting principles that have been discussed with management officials of the Company and its Subsidiaries, ramifications of the use of such alternative disclosure and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and the management of the Company and its Subsidiaries, including, but not limited to, any management letter or scheduled or unadjusted differences.

(6). Ensure that the registered public accounting firm submits to the Committee written disclosures and the letter from the registered public accounting firm required by Independence Standards Board Standard No. 1 [Independence Discussions with Audit Committees], and discuss with the registered public accounting firm’s their independence.

(7). Discuss with the registered public accounting firm the matters required to be discussed by SAS 61 [Communication with Audit Committees] and SAS 90 [Audit Committee Communications].

(8). Engage independent counsel and other advisers, as the Committee may determine in its sole discretion to be necessary, to carry out the Committee’s duties.

(9). Submit to the Chief Financial Officer of the Company both an annual budget and invoices to fund appropriate compensation to the registered public accounting firm employed by the Company and its Subsidiaries for the purpose of rendering or issuing an audit report and for compensation of others employed by the Committee.

(10).Obtain from the registered public accounting firm, at least annually, a formal written statement delineating all relationships between the registered public accounting firm and the Company and its Subsidiaries, and at least annually discuss with the registered public accounting firm any relationship or services which may impact the registered public accounting firm’s objectivity or independence, and take appropriate actions to ensure such independence.

C. Internal Audit Department

The Committee shall:

(1). Cause to be maintained an appropriate internal audit program covering the Company and its Subsidiaries by internal auditors who report to the Committee and the Board of Directors.

(2). Review and approve the audit plan and budget of the Internal Audit Department, which may be established for the Company and its Subsidiaries, which shall report at least annually to the Committee regarding the staffing plans, financial budget and audit schedules and the adequacy thereof.

Appendix B

(3). Be responsible for the selection of and/or the dismissal of the Chief Risk Officer and Director of Audit. In addition, the Committee shall have appropriate input in setting the compensation of, and evaluating the performance of, personnel in these positions.

(4). Review the scope and coordination efforts of the joint internal/external audit program with both internal auditors and the registered public accounting firm.

(5). Review reports of any material defalcations and other reportable incidents related to the financial statements or financial reporting of the Company and its Subsidiaries and supervise and direct any special projects or investigations considered necessary by the Committee.

(6). Review reports of internal auditors and examinations made by regulatory agencies and management's response to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

(7). Establish procedures for the receipt, retention and treatment of complaints received by the Company and its Subsidiaries regarding accounting, internal accounting controls or auditing matters.

D. Regulatory Compliance

The Committee shall:

(1). Cause to be maintained an appropriate regulatory compliance program covering the Company and its Subsidiaries to aid compliance with the laws and regulations applicable to financial institutions.

(2). Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

(3). To the extent applicable, receive reports on a Subsidiary’s compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the Internal Audit Department and the registered public accounting firm.

(4).
In accordance with NASDAQ Marketplace Rule 4350(h), conduct an appropriate review of related person transactions[2]  (excluding those involving compensation of an employee, which are approved by the Compensation Committee) for potential conflict of interest situations on an ongoing basis. In its review of any related person transaction, the Committee will exercise independent judgment in concluding to its satisfaction that the transaction: 1) has been or will be agreed to or engaged in on an arm’s-length basis; 2) is or will be on terms that are fair and reasonable to the Company, and 3) is in the Company’s best interests.

________________

2 As defined under Item 404 of Regulation SK. Refer to the Company’s Code of Conduct and Ethics Policy or to the Corporate Services Designee for more detail regarding this definition.

Appendix B

Related party transactions are identified through, and the Committee’s review for conflicts and ratification evidenced by, the following processes:

o
The Company’s Code of Conduct and Ethics requires employees who may have a potential related person transaction to report it to the Corporate Services Designee, who is charged with ensuring that such transaction is presented as soon as is practical to the Audit Committee for ratification.  The individual reporting the related person transaction will provide the Corporate Services Designee with a summary of all material facts concerning the relationship and financial interest of the relevant individual(s) in the transaction, which the Designee will submit to the Committee to complete its review and ratification.

o
Annually, directors and executive officers complete a detailed questionnaire in connection with the proxy’s preparation that prompts identification of any transactions that may fall into this category. The Corporate Services Designee will provide information to the Committee regarding any related person transactions that may be identified from the questionnaire that were not previously presented to the Committee (due to timing, or inadvertent nondisclosure).

o
The Audit Committee reserves the right to ratify the Related Person Transaction subject to the imposition of additional conditions as it deems appropriate to ensure the transaction reflects terms commensurate with an arm’s-length transaction, that are fair and reasonable to the Company, and in the Company’s best interests.

E. Internal Control

The Committee shall:

(1). Review periodically the scope and implications of the Company and its Subsidiaries internal financial procedures and consider their adequacy.

(2). Maintain direct access to the staff of the Company and its Subsidiaries. If useful, require that studies be initiated on subjects of special interest to the Committee.

(3). Review the comments on internal control submitted by the internal auditors and the registered public accounting firm to ensure that appropriate suggestions for improvement are promptly considered for insertion into the Company and its Subsidiaries internal financial procedure.

(4). Establish procedures for: (1) the receipt, retention, and treatment of complaints received by the Company and its Subsidiaries regarding accounting, internal accounting controls or auditing matters; and 2) the confidential anonymous submission by employees of the Company and its Subsidiaries of concerns regarding questionable accounting or auditing matters. The Committee acknowledges that it is unlawful for the Company and its Subsidiaries to penalize the employee complainant in any way based upon lawful actions of the employee with respect to good faith reporting of the compliant. The Committee will take steps to ensure that the employee rights in this regard are respected.

Appendix B

(5).  Review periodic Company wide risk assessments prepared by management and evaluate whether or not the Company is operating within risk tolerance levels promulgated by the Board.

(6). Receive communications from any person (including employees) regarding any matters of concern regarding questionable accounting, internal accounting controls, and/or auditing matters, by following the process identified in a set of guidelines approved by the Audit Committee in the attached Appendix I.

F. Regulatory Examiners

The Committee shall:

(1). Meet with representatives of the applicable regulatory examiners of the institution and discuss matters relating to their review and supervision of the organization.

(2). Ensure management has taken appropriate corrective action regarding any significant regulatory matters reported by the examiners.

G. Special Duties:

The Committee shall:

(1). Make special studies of matters related to the financial operations of the Company or its Subsidiaries or to allegations of managerial misconduct by its executives.

III.	MEETINGS OF THE COMMITTEE

Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Board, or by a majority of the members of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and a written and/or oral report shall be presented by the Committee at the next Board meeting3 . At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the representatives of the registered public accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

IV.	ADOPTION OF AMENDED AND RESTATED CHARTER

This Audit Committee Charter was approved and adopted by the Audit Committee and the Board of Directors of the Company and the Bank and became effective on March 7, 2007.

Appendix B

APPENDIX I- Corporate Governance Communication

Any person (including employees) with a compliant or concern regarding questionable accounting, internal accounting controls, and/or auditing matters, can communicate confidentially (via mail, e-mail, or telephone), either anonymously or by name to Fulcrum Financial Inquiry, the Company’s Whistleblower Hotline, via:

Mail:
Fulcrum Financial Inquiry
Attn: Whistleblower Department
1000 Wilshire Boulevard
Suite 1650
Los Angeles, CA 90017

E-mail:
whistle@fulcrumfinancial.com/vineyard

Telephone:
1-213-787-4133
Fulcrum Financial Inquiry will conduct a preliminary investigation and will forward the results to the Company’s Chairman of the Audit Committee of the Board of Directors and the Risk Management Department.

Appendix C

COMPENSATION COMMITTEE CHARTER

Date rev: 03/07/2007

I.	OVERVIEW

The Board of Directors of Vineyard National Bancorp (the “Company”) has delegated to the Compensation Committee (the “Committee”) responsibility for overseeing certain aspects of executive compensation for the Company, including any subsidiary thereof. The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities related to compensation philosophy, strategies, policies and programs of the Company and its subsidiaries, and to review and approve specific compensation actions dealing with the Chief Executive Officer (“CEO”) and other executive officers who are designated by the Board as being Section 16 Officers under the Securities and Exchange Act of 1934 (the “Section 16 Officers” or “executive officers”).

The committee shall be composed exclusively of directors who are (i) “independent” as defined under Nasdaq Rule 4200, (ii) “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and (iii) “outside directors” within the meaning of Regulation § 1.162-27(e)(3) promulgated under the Internal Revenue Code of 1986, as amended.

II. COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson (the "Chairman"), with the chairpersonship to be rotated as the Board determines. The members of the Committee shall be nominated by the Board and elected annually to one-year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of stockholders1 . All Committee members shall be subject to removal at any time by a majority vote of the Board of Directors.

The Committee will meet as often as necessary to carry out its responsibilities. The Committee may also act by unanimous written consent in lieu of a meeting. Meetings may be called by the Chairman of the Committee. All meetings of the Committee and actions or decisions of the Committee shall be held or taken pursuant to the Bylaws of the Company, including with regard to notice and waiver of meetings, and written minutes of each meeting shall be duly filed in the Company records. Reports of each meeting of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

The Committee may invite other directors, officers, consultants, outside counsel, or members of management, such as the CEO to attend its meetings.

The CEO, however, shall not be present when the Committee finalizes its deliberations and makes decisions regarding the compensation of the CEO.

III. PRINCIPAL RESPONSIBILITIES

_____________________________
1 The Board may designate one or more independent directors as alternate members of the committee to replace any absent member(s) at a committee meeting. The appointment of the alternate member(s) requires a majority vote of the authorized number of directors.

Appendix C

The Committee’s basic responsibility is to assure that the executive officers of the Company are compensated effectively in a manner consistent with the stated compensation philosophy of the Company, performance objectives, internal equity consideration, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall also communicate to shareholders the Company’s compensation policies and the reasoning behind such policies as required by the Securities and Exchange Commission. More specifically, the Committee shall be responsible for the following:

1.
In consultation with executive management, annually review and approve the Company's general compensation philosophy and programs, which will be implemented by management This responsibility shall include periodic monitoring of executive management’s actions with respect to the Company’s incentive compensation plans, to affirm that these plans and programs are being implemented in accordance to the Company’s general compensation philosophy and the best interests of the Company and its shareholders.

2.
With respect to the Company’s retirement plans (401K, deferred compensation, and ESOP) either recommend plan changes to the Board or amend such plans provided that any plan amendment is in the scope of authority delegated to the Committee by the Board; provided, further, however, any plan amendment which will have a material cost increase to the Company or material effect on the Company’s employees will require Board approval.

3.
Evaluate the performance of the CEO in light of the Company’s goals and objectives, and determine the CEO's compensation (base salary, incentive compensation, and equity-based compensation) based on this evaluation. In arriving at its determination regarding the long-term incentive component of CEO compensation, the Committee shall consider the Company's performance as reflected by measures which may include but are not limited to total and relative (as compared to peer performance) shareholder return; earnings per share growth; return on average shareholders' equity; the value of similar incentive awards to CEOs at comparable companies; the awards given to the CEO in past years, and any other factors which the Committee, in its discretion, may consider appropriate. The Committee will report the compensation arrangements for the CEO to the Board of Directors.

4.
Review and approve the compensation of all Section 16 Officers of the Company as defined in Section 16 of the Securities Exchange Act of 1934, as amended and Rule 16a-1 promulgated thereunder, and report compensation arrangements with respect to such officers to the Board of Directors. This will be done in consultation with the CEO, who will make recommendations to the Committee regarding the compensation of the Company's Section 16 Officers.

5.
Review and pre-approve any “related person transaction” involving employment compensation. (i.e. the hiring of a “related person” as defined by Item 404 of regulation SK2 where the transaction amount involved exceeds $120,000).

6.
In consultation with management, oversee regulatory compliance with respect to compensation matters, including establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code. (which limits tax deductibility of compensation for the CEO and other executive officers unless certain circumstances are met).

_____________________________
2 In accordance with the Company’s Code of Conduct, Directors and Executive Officers are responsible for notifying the Director of Corporate Services regarding the employment of any related person.

Appendix C

7.	Review and report to the Board any severance or similar termination arrangements made with respect to any current or former Section 16 Officer.

8.
Review and report to the full board the change of control benefits to be provided to any Section 16 Officer, and any other change of control arrangements that could be considered material for financial reporting purposes.

9.
With the assistance of the Company's staff and outside consultants, periodically review the amount and composition of director compensation and make recommendations to the Board as needed. Director compensation should be consistent with market practices.

10.	Establish investment policies and fund selection for the Company’s domestic defined benefit retirement plans.

11.
Review the actions of the Benefits Plans Administrative Committee, consisting of members of senior management appointed by the CEO, whose members constitute the ERISA fiduciaries who administer these plans.

12.	Produce an annual Committee report as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K.

13.	Periodically perform a self evaluation.

IV. DELEGATION TO SUBCOMMITTEE

The Committee may, in its discretion, delegate portions of its duties and responsibilities to a subcommittee of the Committee.

V. RESOURCES AND AUTHORITY OF THE COMPENSATION COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of director, CEO or executive officer compensation, this authority shall be vested solely in the Committee.

Vote by Internet or Telephone or Mail
24 Hours a Day — 7 Days a Week
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	OR	TELEPHONE	OR	MAIL
www.proxyvoting.com/vnbc		1-888-426-7035

Use the Internet to vote your
proxy. Have your proxy card
in hand when you access the
web site. You will be prompted
to enter your control number,
located in the box below, to
create and submit an electronic
ballot.

Use any touch-tone telephone
to vote your proxy. Have your
proxy card in hand when you
call. You will be prompted to
enter your control number,
located in the box below, and
then follow the directions
given.
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can vote via the Internet or by telephone
until 5:00 p.m., Pacific Time, May 22, 2007.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

 DETACH PROXY CARD HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED BELOW AND “FOR” PROPOSAL 2 . UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE FOLLOWING ITEMS:

1. To elect as directors the six (7) nominees set forth below.
☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote “FOR” any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.
01. Frank Alvarez 02. David Buxbaum 03. Charles Keagle	04. James LeSieur 05. Norman Morales 06. Robb Quincey	07. Joel Ravitz

EXCEPTION:	___________________________________________________________________________________________________________

2.	To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2007; and	☐FOR	☐AGAINST	☐ABSTAIN
3.	In their discretion, to transact such other business as may properly come before the meeting.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	I (we) do ☐ or do not ☐ expect to attend this meeting.
Authorized Signature(s)
_________________________________________
_________________________________________
Date: __________________________, 2007

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE UNLESS YOU VOTE BY INTERNET OR TELEPHONE.

RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

VINEYARD NATIONAL BANCORP PROXY
1260 Corona Pointe Court, Corona, CA 92879
This Proxy is solicited on behalf of the Board of Directors of Vineyard National Bancorp.

The undersigned appoints James G. LeSieur and Charles L. Keagle, or either of them, as proxies with full power of substitution to vote and act with respect to all shares of Vineyard National Bancorp (the “Company”) held of record as of March 26, 2007 by the undersigned at the Annual Meeting of Shareholders, to be held at Goldy S. Lewis Community Center located at 11200 Baseline Road, Rancho Cucamonga, CA 91701 on Wednesday, May 23, 2007, at 2:00 p.m., local time, or any adjournment thereof, including all powers the undersigned would possess if personally present, as follows:

PLEASE SIGN AND DATE ON REVERSE SIDE